AMENDMENT
TO
DEBENTURE AND WARRANTS

This Amendment (the “Amendment”), dated as of July 7, 2010, is made to the 8% Secured Convertible Debenture (the “Debenture”), and the Class B Common Stock purchase warrants (the “Warrants”) issued pursuant to the Securities Purchase Agreement dated as of December 29, 2009 (the “Purchase Agreement”), between InferX Corporation, Inc., a Delaware corporation (the “Company”) and the purchasers identified on the signatures pages thereto (the “Purchasers”).

WHEREAS, pursuant to Section 2(a) of the Debenture, the entire principal amount, together with all accrued and unpaid interest, is due and payable on June 30, 2010 (the “Maturity Date”);

WHEREAS, Section 16 of the Debenture provides that no provision of the Debenture may be amended, waived, modified or discharged without written consent of the holders of the Debenture;

WHEREAS, the Exercise Price for the Warrants is $0.50 per share;

WHEREAS, Section 18 of the Warrants provides that no provision of the Warrants may be amended unless by written consent of the warrant holders holding, in the aggregate, Warrants exercisable for shares of Warrant Stock greater than 67% of all shares of Warrant Stock available for exercise;

WHEREAS, the Company and the Holders signatory hereto (the “Signatory Holders”), which Signatory Holders (a) hold all of the outstanding Debentures wish to amend the Debenture to extend the Maturity Date until August 31, 2010 (the “Extension”) and (b) hold Warrants exercisable for shares of Warrant Stock greater than 67% of all shares of Warrant Stock available for exercise currently outstanding wish to amend the Warrants in order to reduce the respective Exercise Prices to $0.20;

WHEREAS, as partial consideration for the Extension, the Company wishes to issue to the Signatory Holders 200,000 shares of Common Stock pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Definitions.  Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefore in the Purchase Agreement, the Debenture and the Warrants.

(a) “Commission” means the United States Securities and Exchange Commission.

(b) “Legend Removal Date” shall have the meaning ascribed to such term in Section 6(c).

(c) “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(d) “Public Information Failure” shall have the meaning ascribed to such term in Section 7.

(e) “Public Information Failure Payments” shall have the meaning ascribed to such term in Section 7.

(f) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(g) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Signatory Holders of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. Amendment to Maturity Date of the Debenture.  The maturity date of the Debenture shall be extended until August 31, 2010.  As such, Section 2(a) of the Debenture shall be amended and restated in its entirety to read as follows:

“The entire principal amount of this Debenture, together with all accrued interest and unpaid interest, shall be due and payable on August 31, 2010 (the “Maturity Date”).”

3. Amendments to Warrant Exercise Prices.

(a)
Series B Warrant.  The Exercise Price of the Series B Warrant shall be reduced to $0.20 per share from $0.50 per share.  As such, Section 1.2 of the Series B Warrant shall be amended and restated in its entirety to read as follows:

““Exercise Price” means $0.20 per share, subject to adjustment as provided herein.”

(b)	References to the Exercise Prices in the Transaction Documents. Any and all references to the Exercise Price of $0.50 for the Warrants in the Transaction Documents shall be disregarded.

4. Issuance of Shares.  On the date hereof, as partial consideration for the amendments hereunder, the Company shall issue to the Signatory Holders, in the aggregate, 200,000 shares of Common Stock (the “Shares”).

5. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Signatory Holders as of the date of this Amendment:

(a) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Amendment, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Amendment.

(d) Bring Down.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date, and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Amendment.

6. Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Signatory Holder or in connection with a pledge as contemplated in Section 6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Amendment and shall have the rights and obligations of a Signatory Holder under this Amendment.

(b) The Signatory Holders agree to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Signatory Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Amendment and, if required under the terms of such arrangement, such Signatory Holder may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Signatory Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in this Section 6), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after any event in (i)-(iv) herein if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section 6(c), it will, no later than three Trading Days following the delivery by a Signatory Holder to the Company or the Transfer Agent of a certificate representing Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Signatory Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Signatory Holder by crediting the account of the Signatory Holder’s prime broker with the Depository Trust Company System as directed by such Signatory Holder.

(d) In addition to such Signatory Holder’s other available remedies, the Company shall pay to a Signatory Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 6(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Signatory Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Shares as required by this Amendment, and such Signatory Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Signatory Holder, severally and not jointly with the other Signatory Holders, agrees with the Company that such Signatory Holder will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7. Public Information.  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Signatory Holder’s other available remedies, the Company shall pay to a Signatory Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to $20 per $1,000 of Shares (based on the VWAP of the Common Stock on the Trading Day immediately prior to the date hereof) on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Signatory Holders to transfer the Shares pursuant to Rule 144.  The payments to which a Signatory Holder shall be entitled pursuant to this Section 7(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Signatory Holder’s right to pursue actual damages for the Public Information Failure, and such Signatory Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

8. Public Disclosure.  On or before 9:30 am (New York City time) on the first Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Signatory Holders disclosing the material terms of the transactions contemplated hereby and attaching this Amendment as an exhibit thereto.

9. Reference to the Debentures and Warrants.  On and after the date hereof, each reference to “this Debenture,” “Warrant,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Debenture and Warrants as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Debenture or Warrants, a reference to the Debenture or Warrants in any such instrument or document to be deemed to be a reference to the Debenture or Warrants as amended hereby.

10. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Debenture, Warrants and the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Debenture and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debenture and Warrants, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

11. Amendments and Waivers. The provisions of this Amendment can be amended or waived in the manner permitted under the Debenture and Warrants.

12. Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

14. Entire Agreement.  This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

INFERX CORPORATION, INC.
By:/s/ B.K. Gogia___________________ Name: B.K. Gogia Title: Secretary and Chairman

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO NRFX AMENDMENT]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]